Exhibit 99.1

Gran Tierra Energy Inc. Announces Appointment of Chief Operating Officer

CALGARY, ALBERTA, October 31, 2023, Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") (NYSE American:GTE)(TSX:GTE)(LSE:GTE) is pleased to announce the appointment of Mr. Sebastien Morin as Chief Operating Officer (“COO”). Mr. Morin will be joining Gran Tierra as COO, located in Calgary and will report to Gary Guidry, President and Chief Executive Officer. Mr. Morin was most recently President & COO at WesternZagros Resources Ltd., a privately-owned petroleum operating company with production sharing contracts in the Kurdistan region of Iraq. Prior to WesternZagros Resources, Mr. Morin was previously employed by Gran Tierra, holding progressively more senior positions in Colombia and Calgary with the Company, including Vice President of Operations in Colombia.

Prior to his original tenure with Gran Tierra, Mr. Morin spent 13 years with Imperial Oil (Esso) and ExxonMobil, where he held increasingly more senior technical and managerial positions in upstream and downstream, including drilling and completions, reservoir development, production, customer service and distribution, mostly onshore but also with experience offshore in the Gulf of Mexico. Mr. Morin has a Bachelor of Science degree in Geological Engineering from the University of Waterloo. The following areas will report directly to Mr. Morin: Drilling and Workovers, Operations, Major Capital Projects, Exploration and Asset Management.

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: "We are very pleased to welcome Sebastien back to Gran Tierra in the new position of COO. Sebastien has a proven track record of delivering value-added results and has demonstrated excellent mentorship and communication skills. Sebastien was integral in Gran Tierra becoming best in class in its drilling, operations, and execution of capital programs. Sebastien will be focused on continuous improvement and optimization of our capital investments and operating costs and will be leading the functional integration of asset management plans to achieve optimum value for all company assets.”

Contact Information

For investor and media inquiries please contact:

Gary Guidry

President & Chief Executive Officer

Ryan Ellson

Executive Vice President & Chief Financial Officer

Rodger Trimble

Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional new growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Except to the extent expressly stated otherwise, information on the Company's website or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra's Securities and Exchange Commission (the “SEC”) filings are available on the SEC website at http://www.sec.gov. The Company’s Canadian securities regulatory filings are available on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Forward-Looking Statements and Legal Advisories:

This press release contains opinions and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements"), which can be identified by such terms as “expect,” “plan,” “project,” “will,” “believe,” and other terms that are forward-looking in nature. Such forward-looking statements include, but are not limited to, the Company’s expectations, strategies and operations.

Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time but no assurance can be given that these factors, expectations and assumptions will prove to be correct.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra's Annual Report on Form 10-K for the year ended December 31, 2022 filed February 21, 2023 and its Quarterly Reports on Form 10-Q. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com.

All forward-looking statements included in this press release are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities laws. Gran Tierra’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.